Exhibit 99.1

CONFIDENTIAL Nasdaq: ACUR Topline Cohort 2 Results Study AP - LTX - 400 (Study 400) June 8, 2016 © 2016 Acura Pharmaceuticals, Inc. All Rights Reserved

Nasdaq: ACUR General Caution Regarding Forward Looking Statements Certain statements in this presentation constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . Such forwarding - looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward - looking statements . These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties . Given these uncertainties, you should not place undue reliance on these forward - looking statements . We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission . Unless required by law, we undertake no obligation to update or revise any forward - looking statements to reflect new information or future events or developments . Forward - looking statements may include, but are not limited to: • The expected results of clinical studies relating to our LTX - 04 formulation, the date by which such study results will be available and whether LTX - 04 will ultimately receive FDA approval; • whether LTX - 04 will retard release of the active ingredients as dose levels increase; • w hether we will be able to reformulate LTX - 04 to provide increased blood level at a 1 or 2 tablet dose and/or improve its abuse deterrence performance; • whether our Limitx™ technology can be expanded to extended - release products; • the ability to fund, or obtain funding, for our continuing operations; • the ability to enter into future partnerships or maintain our current partnerships; • the results and timing of future development efforts, whether the FDA will accept those results and completeness of our studies, whether FDA will approve the products for marketing, and whether our technologies will actually reduce abuse if marketed ; and • exposure to infringement of patents, trademarks and other proprietary rights of third parties . 2

Nasdaq: ACUR Study 400 Objectives 3 Objectives: • Demonstrate LIMITX technology can retard the release of the active ingredient as 3 or more doses are administered in humans • Demonstrate the LTX - 04 formulation achieves blood levels of drug with 1 and/or 2 tablets equivalent to DILAUDID Observations: • LTX - 04P demonstrated a proportional reduction in maximum plasma concentration ( Cmax ) of active drug compared to non - LIMITX tablets • 3 tablets – 22% reduction (cohort 1) • 4 tablets – 25% reduction • 6 tablets – 15% reduction • 8 tablets – 18% reduction • LTX - 04P Tmax and AUC 0 - inf was approximately the same as DILAUDID • At 1 and 2 tablets, LTX - 04P Cmax was approximately 50% of DILAUDID (cohort 1)

Nasdaq: ACUR 4 Study 400 – Cohort 2 Conclusions Confirmed that the LIMITX technology can effectively slow the release (and absorption) of the active ingredients from the tablets when multiple tablets are ingested Review Study 400 patient level data to gain additional insights on optimizing the LTX - 04 formulation - Faster absorption of the 1 and 2 tablet dose - Greater reductions in Cmax at multiple tablets x ?

Nasdaq: ACUR Study 400 Cohort 2 Design 5 30 subjects enrolled 10 taking 6 tablets 10 taking 4 tablets 1 0 taking 8 tablets Single doses of LTX - 04P and DILAUDID taken 1 week a apart with blood samples taken Single doses of LTX - 04P and DILAUDID taken 1 week a apart with blood samples taken Single doses of LTX - 04P and DILAUDID taken 1 week a apart with blood samples taken 9 Completers 8 Completers 8 Completers Analysis is based on all available data

Nasdaq: ACUR 6 Study 400 - LTX - 04P used in Cohort 2 • Identical micro - particle formulation in identical amounts in each dose of LTX - 04P and LTX - 04S • LTX - 04S has 45% less the buffering capacity than LTX - 04P • LTX - 04P was selected for use in cohort 2 LTX-04S LTX-04P 45% Less Buffering (acid neutralizing) Capacity

Nasdaq: ACUR 7 Study 400 – Extent of Absorption (AUC 0 - inf. ) 0.00 10.00 20.00 30.00 40.00 50.00 1 Tab 2 Tab 3 Tab 4 Tab 6 Tab 8 Tab Hr * ng/mL DILAUDID LTX-04P • AUC’s for LTX - 04P were comparable to DILAUDID Hydromorphone

Nasdaq: ACUR 8 Study 400 – Cmax Reduction Based on Relative Change from 1 Tablet Dose (example) 0.0 2.0 4.0 6.0 8.0 10.0 1 2 3 4 6 8 Cmax Plasma Conc. ng/mL DILAUDID 0.0 2.0 4.0 6.0 8.0 10.0 1 2 3 4 6 8 Cmax LTX - 04P 8.4x 6 .8x • Relative calculation required due to Cmax of 1 tablet ~50% lower for LTX - 04P, which will require reformulation No. of Tablets No. of Tablets

Nasdaq: ACUR 9 Study 400 – Mean Ratio of Cmax (ng/mL) by Dosing Group Compared to the 1 Tablet Group for the Same Formulation Dosing in mg DILAUDID LTX - 04P Change 2 Tablet Group 2x 1.9x 2.2x 15% 3 Tablet Group 3x 4.8x 3.8x - 22% 4 Tablet Group 4x 6.4x 4.8x - 25% 6 Tablet Group 6x 6.2x 5.2x - 15% 8 Tablet Group 8x 8.4x 6.8x - 18% Average 3 - 8 - 22% Study 400 – Cmax Reduction Based on Relative Change from 1 Tablet Dose • Consistent relative reduction in Cmax at 3 through 8 tablet dosing • Non - linear Cmax for DILAUDID observed at 3 and 4 tablets requires further investigation

Nasdaq: ACUR 10 Study 400 - Cohort 1 & 2 Conclusions The Limitx Technology can regulate stomach acid and retard the release of active ingredient at 3 or more tablets The current LTX - 04 micro - particle formulation releases drug too slowly for an immediate - release tablet and needs to be reformulated Review Study 400 patient level data to gain additional insights on optimizing the LTX - 04 formulation - Faster absorption of the 1 and 2 tablet dose - Greater reductions in Cmax at multiple tablets x  ?

Nasdaq: ACUR 11 LTX - 04 Development Plans • Review Study 400 patient level data for more insights into formulation optimization • Complete LTX - 04 micro - particle and possibly tablet formulation • Discuss Study AP - LTX - 400 results with FDA under FAST TRACK designation • Commence 1 and/or 2 tablet p harmacokinetic study for bioequivalence in late 2 nd half 2016

CONFIDENTIAL Nasdaq: ACUR Acura Pharmaceuticals, Inc. 616 N. North Court, Suite 120 Palatine, IL 60067 (847) 705 - 7709 www.AcuraPharm.com www.Nexafed.com www.Oxaydo.com